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                                                                      Exhibit 21

                        LIST OF SIGNIFICANT SUBSIDIARIES
                            OF CSS INDUSTRIES, INC.

Name of Subsidiary                                       State of Incorporation
------------------                                       ----------------------


The Paper Magic Group, Inc.                              Pennsylvania


Berwick Industries, Inc.                                 Pennsylvania



Cleo Inc.                                                Tennessee



Philadelphia Industries, Inc.                            Delaware